
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Butler
Manufacturing Company Consolidated Statements of Operations for the nine months ended September 30, 1995 and Consolidated Balance Sheet as of September 30,
1995, and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                           5,113
<SECURITIES>                                         0
<RECEIVABLES>                                   94,520
<ALLOWANCES>                                         0
<INVENTORY>                                     57,168
<CURRENT-ASSETS>                               190,968
<PP&E>                                         198,498
<DEPRECIATION>                                 141,037
<TOTAL-ASSETS>                                 282,171
<CURRENT-LIABILITIES>                          124,531
<BONDS>                                         46,008<F1>
<COMMON>                                        12,623
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                     113,840<F2>
<TOTAL-LIABILITY-AND-EQUITY>                   282,171
<SALES>                                        608,257
<TOTAL-REVENUES>                               607,150<F3>
<CGS>                                          496,458
<TOTAL-COSTS>                                  496,458
<OTHER-EXPENSES>                                76,014<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               3,110
<INCOME-PRETAX>                                 31,568
<INCOME-TAX>                                    14,104
<INCOME-CONTINUING>                             17,464
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    17,464
<EPS-PRIMARY>                                     2.29
<EPS-DILUTED>                                     2.29

<F1>Reflects long-term debt, less current maturities.
<F2>Reflects other stockholders' equity before deduction of $30.5 million cost of treasury stock.
<F3>Reflects net sales plus net international joint venture income less net other expense.
<F4>Consists of selling, general, and administrative expenses.

